Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

SL Green Realty Corp.

Steven Durels

Executive Vice President, Director of Leasing and Real Property

-or-

Heidi Gillette

Director, Investor Relations

(212) 594.2700

-or-

Rubenstein Associates

Melanie Keenan

212 843-8092

mkeenan@rubenstein.com

SL Green and Ivanhoé Cambridge Sign Long Term Lease Agreement with Citi

At 388-390 Greenwich Street

New York, NY - December 19, 2013 - SL Green Realty Corp. (NYSE: SLG) and partner Ivanhoé Cambridge announced today that an affiliate of Citigroup Inc. (“Citi”) has signed an agreement extending Citi’s triple-net leases covering 2,634,670 square feet at 388-390 Greenwich Street through December 31, 2035.  The agreement includes an option for Citi to acquire the properties during the period from December 1, 2017 through December 31, 2020.

“We worked tirelessly to structure a transaction that is advantageous to all parties, and we are extremely pleased that Citi has extended its long-term commitment to Downtown Manhattan,” said Marc Holliday, Chief Executive Officer of SL Green Realty Corp.  “Citi is one of the world’s great financial institutions.  SL Green has enjoyed being its largest landlord and we are pleased to continue this strong and highly valued relationship.”

“We congratulate our partner SL Green on the closing of this major transaction which re-affirms a long-standing relationship with one of the world’s premier financial institutions and assures that the property will maintain its status as one of the leading buildings of New York,” added Daniel Fournier, Chairman and CEO, Ivanhoé Cambridge.

388 Greenwich is a 39-story tower with highly efficient floors and sweeping, unobstructed views. 390 Greenwich is an 8-story building featuring 94,000 sq. ft. floors that are considered some of the finest trading floors in the world.

CBRE’s Robert Alexander, Michael Geoghegan, Andrew Sussman and Michael Wellen represented Citibank while SL Green acted on behalf of the landlord partnership.

About SL Green Realty Corp.

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2013, SL Green owned interests in 89 Manhattan properties totaling 42.3 million square feet. This included ownership interests in 23.9 million square feet of commercial properties and debt and preferred equity investments secured by 14.9 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with three development properties in the suburbs encompassing approximately 0.4 million square feet. The Company also has ownership interests in 28 properties totaling 3.7 million square feet in southern California.

About Ivanhoé Cambridge

Ivanhoé Cambridge is a world-class real estate company that leverages its high-level expertise in all aspects of real estate including investment, development, asset management, leasing and operations, to deliver an optimal return for its investors. Through its multiple subsidiaries, its assets in more than 20 countries were valued at over Cdn$35 billion as at December 31, 2012. Ivanhoé Cambridge is a real estate subsidiary of the Caisse de dépôt et placement du Québec (lacaisse.com), one of Canada’s leading institutional fund managers. For more information, visit ivanhoecambridge.com.

Forward Looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

# # #